SUB-ITEM 77Q3

AIM Independence 2020 Fund


Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 12/31/2008
File number: 811-2699
Series No.: 20

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                          $ 201
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                          $ 40
        Class C                          $ 23
        Class R                          $ 31
        Class Y                          $ 2
        Institutional Class


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                         0.2464
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                         0.1996
        Class C                         0.1996
        Class R                         0.2295
        Class Y                         0.2502
        Institutional Class             0.2597


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                            852
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                            207
        Class C                            124
        Class R                            141
        Class Y                              7
        Institutional Class                  1


74V.  1 Net asset value per share (to nearest cent)
        Class A                           6.93
      2 Net asset value per share of a second class of open-end company shares (to nearest cent)
        Class B                            6.9
        Class C                           6.88
        Class R                           6.92
        Class Y                           6.93
        Institutional Class               6.95